UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026 (September 3, 2026)

20/20 BIOLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-43128	57-2272107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15810 Gaither Road, Suite 235, Gaithersburg, MD	20877
(Address of principal executive offices)	(Zip Code)

240-453-6339
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	AIDX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on July 17, 2026, 20/20 Biolabs, Inc. (the “Company”) received a notification letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the $1.00 closing bid price requirement set forth under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) for the 30 consecutive business days from June 3, 2026 to July 16, 2026. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was granted a 180-calendar day compliance period, or until January 13, 2027, to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for at least ten (10) consecutive business days during the 180-calendar day compliance period. In the event that the Company is not in compliance by January 13, 2027, the Company may be afforded a second 180-calendar day compliance period. To qualify for this additional time, the Company will be required to meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Bid Price Rule, and will need to provide written notice of its intention to cure the deficiency during the second compliance period. If the Company does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options to cure the deficiency and regain compliance with the Bid Price Rule within the compliance period(s) under Nasdaq’s Listing Rules.

On September 3, 2026, the Company received an additional notification letter from Nasdaq indicating that the Company is not in compliance with the stockholders’ equity requirement of $2,500,000 set forth under Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”), given that the Company’s Form 10-Q for the period ended June 30, 2026 reported stockholders’ equity of $1,620,700, and as of September 3, 2026, the Company does not meet the alternatives for continued listing. The Company has 45 calendar days to submit a plan to regain compliance. If the plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the notification letter to evidence compliance. If the plan is not accepted, the Company will have the opportunity to appeal that decision to a hearings panel. Although the Company believes that its plan will be sufficient to enable it to regain compliance, no assurance can be provided that Nasdaq will accept the Company’s plan or that the Company will ultimately regain compliance with the Equity Rule. Furthermore, if the Company does not regain compliance with the Equity Rule by January 13, 2027, then the Company will not qualify for an additional 180-calendar day compliance period to regain compliance with the Bid Price Rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2026	20/20 BIOLABS, INC.

/s/ Jonathan Cohen
	Name:	Jonathan Cohen
	Title:	Chief Executive Officer

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